To the Trustees and Investors of the CMBS Portfolio:
In planning and performing our audit of the financial statements of the CMBS Portfolio (the "Portfolio") as of October 31, 2013 and for the period from the
commencement of operations on November 1, 2012
to October 31, 2013, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered the Portfolio's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Portfolio's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Portfolio is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related
costs of controls. A portfolio's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A
portfolio's internal control over financial reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio; (2) provide reasonable assurance that
transactions are recorded as necessary to permit
preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are being
made only in accordance with authorizations of
management and trustees of the portfolio; and (3)
provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition, use, or disposition of a portfolio's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of
changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal
course of performing their assigned functions, to
prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility
that a material misstatement of a portfolio's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Portfolio's internal control
over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).  However, we noted
no deficiencies in the Portfolio's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of October
31, 2013.
This report is intended solely for the information and
use of management and the Trustees of CMBS
Portfolio and the Securities and Exchange
Commission and is not intended to be and should not
be used by anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 10, 2013